                                                                         Ex 99.2


                                EXECUTION COPY
                                --------------

                NETWORK EXPRESS, INC. 1995 OMNIBUS EQUITY PLAN


     ARTICLE 1.  GENERAL

          1.1  Purpose.  The purpose of the Network Express, Inc. 1995 Omnibus
               -------
     Equity Plan (the "Plan") is to provide for certain officers, directors and key personnel, as defined in Section 1.3, of Network Express, Inc. (the "Company") an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          1.2  Administration.
               --------------

               (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), comprised of no fewer than two (2) disinterested members of the Board, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act") and "outside directors" (within the meaning of Code section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

               (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan,
     (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

               (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

               (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

               (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board.

          1.3  Persons Eligible for Awards.  Awards under the Plan may be made
               ---------------------------
     to such officers, directors and executive, managerial or professional employees ("key personnel") of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select; provided, that officers and directors who are not employees of the Company shall not be eligible to receive awards under the Plan.

          1.4  Types of Awards Under Plan.
               --------------------------

               (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to an option ("unrelated stock appreciation rights"), (iv) restricted stock awards, (v) recognition shares (including but not limited to unrestricted stock awards), (vi) performance units, (vii) payment rights and (viii) tax benefit rights, all as more fully set forth in Articles 2 and 3.

               (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83 or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

               (c) All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

          1.5  Shares Available for Awards.
               ---------------------------

               (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), the total number of shares of Common Stock with respect to which awards may be granted under the Plan, shall not exceed 440,000 shares.

               In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of the following shares of Common Stock: shares covered by previously-granted awards that have expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting) and with respect to which shares a grantee has received no benefits of ownership (other than voting rights and dividends that were forfeited on such expiration, termination or cancellation).

               As a further limitation in addition to the foregoing, the total number of shares of Common Stock with respect to which restricted stock and recognition share awards may vest under the Plan shall not exceed (subject to adjustments under Section 4.5) 2 percent of the number of shares of Common Stock issued and outstanding on the date the Plan is initially approved by the stockholders of the Company.

                      (b) In any year, a person eligible for awards under the Plan may not be granted options and/or unrelated stock appreciation rights under the Plan covering a total of more than 50,000 shares of Common Stock.

                      (c) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued shares of Common Stock.

                      (d) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made.

               1.6    Definitions of Certain Terms.
                      -----------------------------

                      (a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                      (b) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

                      (c) Except as otherwise determined by the Committee in its sole discretion, the "fair market value" as of any date and in respect of any share of Common Stock shall be:

                           (i) if the Common Stock is authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the last sale price of the Common Stock on the NASDAQ/NMS, on the date of determination or, if no such repor ted sale of the Stock shall have occurred on such date on the NASDAQ/NMS, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS; or

                           (ii) if the Stock is not authorized for quotation on the NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

               1.7    Agreements Evidencing Awards.
                      ----------------------------

                      (a) Options, stock appreciation rights and restricted stock awards granted under the Plan shall be evidenced by written agreements. Other awards granted under the Plan shall be evidenced by written agreements to the extent th Committee may in its sole discretion deem necessary or desirable. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan agreements."

                    (b) Each Plan agreement shall set forth the number of shares of Common Stock subject to the award granted thereby.

                    (c) Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

                    (d) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than 85% of the fair market value (in the case of a non-qualified option) or the fair market value (in the case of an incentive stock option), of a share of Common Stock on the date the option is granted.

                    (e) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to a stock appreciation right shall not be less than
     (i) in the case of an unrelated stock appreciation right, the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the option exercise price per share of Common Stock subject to the related option.

     ARTICLE 2.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

               2.1  Grant of Stock Options.  The Committee may grant options to
                    ----------------------
     purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

               2.2  Grant of Stock Appreciation Rights.
                    ----------------------------------

                    (a) RELATED STOCK APPRECIATION RIGHTS. The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

               (b) UNRELATED STOCK APPRECIATION RIGHTS. The Committee may grant an unrelated stock appreciation right in such amount and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of: (i) the aggregate fair market value of the shares of Common Stock subject to such stock appreciation right or portion thereof (determined as of the date of exercise of such stock appreciation right); over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

               (c) PAYMENT. Payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the fair market value thereof as of the date of exercise) as determined by the Committee in its sole discretion.

          2.3  Exercise of Related Stock Appreciation Right Reduces Shares
               -----------------------------------------------------------
     Subject to Option. Upon any exercise of a related stock appreciation right
     -----------------
     or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

          2.4  Exercisability of Options and Stock Appreciation Rights.  Subject
               -------------------------------------------------------
     to the other provisions of the Plan:

               (a) EXERCISABILITY DETERMINED BY PLAN AGREEMENT. Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its discretion, provided, however, that options shall not be exercisable for twelve months following a hardship distribution subject to Treasury Regulations (S) 1.40 1 (k)-I (d)(2)(iv)(B)(4).

               (b) EXERCISE OF RELATED STOCK APPRECIATION RIGHT. Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

               (c) PARTIAL EXERCISE PERMITTED. Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

                      (d)  NOTICE OF EXERCISE, EXERCISE DATE.

                      (i) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.6.

                     (ii) Unless the applicable Plan agreement otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option or stock appreciation right shall be the date the Company receives such written notice of exercise and payment.

               2.5    Limitation on Exercise.  Notwithstanding any other
                      ----------------------
     provision of the Plan, no Plan agreement shall permit an incentive stock option to be exercisable more than 10 years after the date of grant.

               2.6    Payment of Option Price.
                      -----------------------

                      (a) TENDER DUE UPON NOTICE OF EXERCISE. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased.

                      (b) MANNER OF PAYMENT. Payment of the option exercise price shall be made in any combination of the following:

                      (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

                     (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

                    (iii) if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

                          (iv) with the consent of the Committee in its sole
               discretion, by the full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine.

                      (c)  CASHLESS EXERCISE.  Payment in accordance with
               Section 2.6(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under
               Section 16 of the Act and does not require any Consent (as defined in Section 4.2).

                      (d) ISSUANCE OF SHARES. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

               2.7    Default Rules Concerning Termination of Employment.
                      --------------------------------------------------
               Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

                      (a) GENERAL RULE. All options and stock appreciation rights granted to a grantee shall terminate upon the grantee's termination of employment for any reason except to the extent post-employment exercise of the option or stock appreciation right is permitted in accordance with this Section 2.7.

                      (b) TERMINATION FOR CAUSE. All options and stock appreciation rights granted to a grantee shall terminate and expire on the day a grantee's employment is terminated for cause, the grantee resigns for cause or the grantee has committed an act or omission upon which the Company could have terminated the grantee's employment for cause.

                      (c) REGULAR TERMINATION; LEAVES OF ABSENCE. If the grantee's employment terminates for reasons other than as provided in subsections (b), (d), or (f) of this Section 2.7, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of employment may be exercised until the earlier of 90 days after the grantee's termination of employment or the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement. The Committee may, in its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

                      (d) RETIREMENT. If a grantee's employment terminates by reason of retirement (as defined in any pension plan maintained by the Company in which the grantee participates, or in the absence of such a plan, by the Committee in its sole discretion) the options and stock appreciation rights exercisable by the grantee immediately prior to the grantee's retirement shall be exercisable by the grantee until the earlier of one year after the grantee's retirement or the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement.

                      (e) DEATH AFTER TERMINATION. If a grantee's employment terminates in the manner described in subsections (c) or (d) of this Section 2.7 and the grantee dies within the period for exercise provided for therein, the options and stock appreciation rights exercisable by the grantee immediately prior to the grantee's death shall be exercisable by the personal representative of the grantee's estate or by the person to whom such options and stock appreciation rights pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of 180 days after the grantee's death, or the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of subsections (c) or (d) of this Section 2.7.

                      (f) DEATH BEFORE TERMINATION. If a grantee dies while employed by the Company or any Affiliate, all options and stock appreciation rights granted to the grantee but not exercised before the death of the grantee, whether or not exercisable by the grantee before the grantee's death, shall immediately become and be exercisable by the personal representative of the grantee's estate or by the person to whom such options and stock appreciation rights pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of one year after the grantee's death or the date on which such options or stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement.

               2.8 Special ISO Requirements. In order for a grantee to receive
               ------------------------
               special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming, a stock option in a transaction to which Code section 424(a) applies. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110 percent of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

     ARTICLE 3.  AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

               3.1  Restricted Stock Awards.
                    -----------------------

                      (a) GRANT OF AWARDS. The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

                      (b) PAYMENT. Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

                      (c) FORFEITURE UPON TERMINATION OF EMPLOYMENT. Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment, and
               (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such unvested shares shall be returned to the Company.

                      (d) ISSUANCE OF SHARES. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 4.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award.

                      (e) GRANTEES' RIGHTS REGARDING RESTRICTED STOCK. Unless the applicable Plan agreement otherwise provides:

                      (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan; and

                      (ii) any stock received as a distribution with respect to
               a restricted stock award shall be subject to the same restrictions as such restricted stock.

               3.2  Recognition Shares.  The Committee may issue stock under the
                    ------------------
               Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Recognition shares under the Plan shall relate to a specified maximum number of shares granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

               3.3  Performance Units.
                    -----------------

                      (a) GRANT OF UNITS. The Committee may grant performance units under the Plan to acquire shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

                      (b) PERFORMANCE UNITS. Each performance unit under the Plan shall relate to a specified maximum number of shares, and shall be exchangeable for all or a portion of such shares, or cash (or such other form of consideration as may be determined by the Committee equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of such specified period (a "performance cycle") as may be established by the Committee. The number of such shares which may be deliverable pursuant to such performance unit shall be based upon the degree of attainment over such performance cycle of such measure of the performance of the Company, its subsidiaries or the participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or achievement of the degree of attainment of the measures of performance specified in connection with such performance unit, in the event of the participant's death, normal retirement, early retirement, or total or permanent disability, or in such other circumstances as the Committee may determine to be fair and equitable to the participant or in the interest of the Company.

               3.4    Payment Rights. Payment rights under the Plan shall
                      --------------
               provide for the grant of a specified maximum number of shares or for the grant of options, performance units or recognition shares in payment of all or a portion of compensation under other or additional compensation arrangements of the Company or in consideration of the surrender of all or a portion of such compensation; provided, however, that no grant of a payment right shall be made at less than 85 percent of the fair market value of a share of Common Stock as of the grant date.

               3.5    Tax Benefit Rights. The Committee may, from time to time
                      ------------------
               and upon such terms and conditions as it may in its discretion determine, grant rights ("tax benefit rights") under the Plan to receive as a result of the receipt or exercise of any award pursuant to this Plan (except an incentive stock option or a stock appreciation right with respect thereto), an amount in cash up to the then applicable maximum statutory federal income tax rate for corporations multiplied by the amount of compensation, if any, realized by the participant for federal income tax purposes by reason of the receipt or exercise of such award.

     ARTICLE 4. MISCELLANEOUS

               4.1    Amendment of the Plan; Modification of Awards.
                      ---------------------------------------------

                      (a) PLAN AMENDMENTS. The Board may, without shareholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award. Furthermore, except as and to the extent otherwise permitted by Section 4.5 or 4.11, no such amendment shall, without shareholder approval:

                      (i) materially increase the benefits accruing to grantees
               under the Plan;

                      (ii) increase the maximum number of shares which may be
               made subject to awards to an individual as options or stock appreciation rights in any year;

                      (iii) increase the number of shares of Common Stock in
               respect of which awards may be issued under the Plan;

                      (iv) materially modify the designation in Section 1.3 of
               the class of persons eligible to receive awards under the Plan;

                      (v) provide for the grant of stock options or stock
               appreciation rights having an option exercise price or appreciation base per share of Common Stock less than 85 percent of the fair market value of a share of Common Stock on the date of grant; or

                      (vi) extend the term of the Plan beyond the period set
               forth in Section 4.13.

                      (b) AWARD MODIFICATIONS. Subject to the terms and conditions of the Plan (including Section 4.1(a)), the Committee may amend outstanding Plan agreements with a grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award, provided, however, that no modification having a material adverse effect upon the interest of a grantee in an award shall be made without the consent of such grantee.

               4.2    Restrictions.
                      ------------

                      (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if
               (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

               (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

          4.3  Nontransferability.  No award granted to any grantee under the
               ------------------
          Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by the grantee.

          4.4  Withholding Taxes.
               -----------------

               (a) Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of a stock appreciation right or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

               (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

          4.5  Adjustments Upon Changes in Capitalization.  If and to the extent
               ------------------------------------------
          specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the maximum number of options and/or unrelated stock appreciation rights which may be granted to any one person in any year, the number of shares of Common Stock subject to awards, the 2 percent limitation on the number of shares of Common Stock which may vest in respect of restricted stock and recognition share awards under Section 1.5(a) above, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any award covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          4.6  Right of Discharge Reserved.  Nothing in the Plan or in any Plan
               ---------------------------
          agreement shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

          4.7  No Rights as a Shareholder.  No grantee or other person shall
               --------------------------
          have any of the rights of a shareholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a shareholder of the Company if and only to the extent provided in the applicable Plan agreement.

          4.8  Nature of Payments.
               ------------------

               (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company by the grantee.

               (b) No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or (ii) any agreement between the Company and the grantee.

               (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

          4.9  Non-Uniform Determinations.  The Committee's determinations
               --------------------------
          under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan,
          (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and
          (d) the treatment of leaves of absence pursuant to Section 2.7(c).

          4.10 0ther Payments or Awards.  Nothing contained in the Plan shall be
               ------------------------
          deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

          4.11 Reorganization.
               --------------

               (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that his options and stock appreciation rights will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided that if, and to the extent that, the Committee takes such action with respect to the grantee's options and/or stock appreciation rights not yet exercisable, the Committee shall also accelerate the dates upon which such options and stock appreciation rights shall be exercisable. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

               (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 4.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

          4.12 Section Headings.  The section headings contained herein are for
               ----------------
          the purposes of convenience only and are not intended to define or limit the contents of said sections.

          4.13 Effective Date and Term of Plan.
               -------------------------------

               (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the Board or such other date as the Board shall determine.

               (b) The Plan shall terminate 10 years after the earlier of the date on which it becomes effective or is approved by shareholders, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

          4.14 Governing Law.  The Plan shall be governed by the laws of the
               -------------
          State of Michigan applicable to agreements made and to be performed entirely within such state.


          THIS 1995 OMNIBUS EQUITY PLAN is hereby executed on this 18th day of May, 1995.

                             NETWORK EXPRESS, INC.


                             By:  ______________

                     BOARD OF DIRECTORS APPROVAL:  2/1/95
                        SHAREHOLDER APPROVAL:  5/18/95

CHR2215